EXHIBIT 21.1

SUBSIDIARIES

As of December 31, 2012, the following were the Registrant's significant operating Subsidiaries:

Name:   Media Depot, Inc.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by U.S. Rare Earths, Inc.

Name:   Calypso Media Services Group, Inc.,

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by U.S. Rare Earths, Inc.

Name:   Seaglass Holding Corp.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by U.S. Rare Earths, Inc

Name:   Media Max, Inc.

Country of Organization:   U.S.

Percent Ownership by Registrant:   100.0% by Media Depot, Inc.